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                                                                   Exhibit 10.28

                                LEASE AGREEMENT

THIS INDENTURE OF LEASE made as of the 15th day of July, 1999, by and between WILLIAM C. ROWELL FAMILY LIMITED PARTNERSHIP, a Maine limited partnership ("Lessor") and FIRST MERCHANTS BANCARD SERVICES, INC., a Maine corporation with its principal place of business at Portland, County of Cumberland, State of Maine ("Lessee").

               WITNESSETH:

        Article I. Leased Premises.

        In consideration of the rents, covenants and agreements herein reserved and contained on the part of the Lessee to be observed and performed, the Lessor demises, leases and lets to Lessee and Lessee leases and takes from Lessor Five Thousand Four Hundred (5,400) square feet on the second floor of the premises situated at 303-315 Forest Avenue, Portland, Maine with the exclusive right to the use of the parking spaces adjacent to the Baxter Boulevard side of the leased premises, (it being agreed that Lessee shall have no right to use any portion of the parking area adjacent to Forest Avenue), subject to such regulations as Lessor may from time to time make with respect thereto (hereinafter referred to as the "leased premises"), more particularly described in Exhibit A attached hereto.

    Article II. Commencement and Ending Date of Term.

        (a) TO HAVE AND TO HOLD FOR a term of four (4) years, said term of Lessee's obligation to pay rent hereunder to commence on July 15th, 1999 and to end four (4) years from the commencement date.

        (b) Lessor hereby grants and gives to the Lessee the privilege of one (1) renewal of this Lease, at Lessee's option, said renewal for a period of three (3) years, exercisable upon the termination of the initial term of the Lease, so long as Lessee shall not be in default of this Lease. Lessee shall exercise its option to renew by so notifying the Lessor in writing at least six (6) months in advance of the commencement date of such renewal period. The renewal period shall be subject to the same terms and conditions as the initial term hereof except for the rent which shall be at the then current fair market value, but in no event shall it be less than the base rent for the final year of the initial term.

        (c) Lessor and Lessee may execute a short form or notice of Lease for recording purpose which short form or notice shall be subject to the reasonable approval of the attorneys for Lessor and Lessee.


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     Article III.  Lessee's Work.

     (a) Lessee agrees to accept the premises in their as-is condition, broom clean at the commencement of this Lease. Any modifications or renovations to the Leased Premises requested by Lessee shall be in writing and be accompanied by a complete set of construction plans and specifications for said renovations for Lessor's review and approval, which approval shall not be unreasonably withheld or delayed. All such renovations or modifications shall be at Lessee's sole cost and expense. Under no circumstances, however, shall Lessor's approval be construed as a representation that Lessee's plans comply with any local, state or federal ordinance, law or regulation, such compliance remains the sole and exclusive responsibility of the Lessee.

     (b) All of Lessee's work shall be confined to the interior of the Leased Premises with the exception of signage which shall be designed and installed in compliance with all criteria established by the City of Portland and with the prior written approval of Lessor, which approval shall not be unreasonably withheld or delayed. Any and all equipment and fixtures which are to become a permanent part of the structure shall likewise require the prior written approval of the Lessor. All work undertaken by Lessee shall not damage or weaken the structural integrity or strength of the building or any part thereof, and shall be done in a first-class workmanlike manner and in accordance with all applicable building codes, regulations and laws including the Americans with Disabilities Act of 1990 ADA, the Maine Human Rights Act (HRA) and any and all rules and regulations promulgated thereunder. Any alterations to the leased premises made by the Lessee which require compliance with the ADA and HRA shall be done in accordance with this lease; provided that Lessor's consent to such alterations shall not constitute either Lessor's assumption in whole or in part of Lessee's responsibility for compliance with the ADA and HRA, or representation or confirmation by Lessor that such alterations comply with the provisions of the ADA and HRA. Any such costs associated with ADA or HRA compliance shall be deducted from the Lessor's construction allowance. Any work not approved by Lessor shall, at Lessor's sole discretion be removed by Lessee at Lessee's sole expense.

     (c) Lessee acknowledges and agrees that the stairway located at the Forest Avenue side of the leased premises connecting the first and second floors does not comply with fire and building codes and cannot and shall not be used as an emergency exit. Lessee and Lessor further agree that neither will undertake any renovation or reconstruction of this stairway.

     (d) Upon completion of any work performed by or at the request of Lessee, its contractors and subcontractors, Lessee upon request of the Lessor, shall provide a mechanic's lien waiver duly executed acknowledging payment and releasing any claim against the leased premises.

     Article IV. Rent

     Lessee covenants and agrees to pay Lessor, without notice or demand, at Lessor's notice address, as net rent for the premises a minimum annual base rent as follows:




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     YEAR 1: Forty-three Thousand Two Hundred Dollars ($43,200.00) payable in equal monthly installments of Three Thousand Six Hundred Dollars ($3,600.00) beginning July 1, 1999 through June 1, 2000;

     YEAR 2: Forty-five Thousand Nine Hundred Dollars ($45,900.00) payable in equal monthly installments of Three Thousand Eight Hundred Twenty-Five Dollars ($3,825.00) beginning July 1, 2000 through June 1, 2001.

     YEAR 3: Forty-eight Thousand Six Hundred Dollars ($48,600.00) payable in equal monthly installments of Four Thousand and Fifty Dollars ($4,050.00) beginning July 1, 2001 through June 1, 2002.

     YEAR 4: Fifty-one Thousand Three Hundred Dollars ($51,300.00) payable in equal monthly installments of Four Thousand Two Hundred Seventy Five Dollars ($4,275.00) beginning July 1, 2002 through June 1, 2003.

     If the Lessee occupies the Leased Premises sooner than July 1, 1999, Lessee shall pay to Lessor the proportionate part of any such monthly installment for the period of such occupancy.

Article V. Additional Rent for Operating Expenses, Taxes, Insurance, and Renovation Costs.

     (a) Except as otherwise provided herein, Lessor will operate, manage, maintain and repair or cause to be operated, managed, maintained or repaired the building in a manner deemed by Lessor appropriate for the best interests of Lessee and other occupants of the building. Included among the costs and expenses which constitute Lessor's costs but not limited thereto, shall be, at the option of Lessor, all costs and expenses of operating, managing, repairing, repaving, lighting, heating, cleaning, painting, striping, insurance (including but not limited to fire and extended coverage insurance, insurance against liability for personal injury, death and property damage, worker's compensation and unemployment insurance) and landscaping. Lessor reserves the right to include the costs of water and sewer in the event Lessee's consumption of such services becomes extraordinary.

     (b) Lessee shall pay to Lessor as additional rent its proportionate share, as hereinafter defined, of the aforesaid insurance cost and real estate taxes.

     (c) Lessee shall pay to Lessor, as additional rent, its proportionate share of all real estate taxes, special and general assessments, and other governmental charges of every kind whatsoever, extraordinary as well as ordinary, which become due and payable upon Lessor's property during the lease term, such proportionate share to be prorated for periods at the beginning and end of the lease term which do not constitute full calendar months or years.

     (d) Lessee's share of Lessor's real estate taxes and insurance shall be paid in monthly installments in amounts estimated from time to time by Lessor, one such installment being due on


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the first day of each month of each calendar year. After the end of each calendar year, the total of Lessor's costs for such year (and at the end of the lease term for the total of Lessor's costs for the period since the end of the immediately next preceding calendar year) shall be determined by Lessor and Lessee's share paid for such period shall immediately, upon such determination, be adjusted by credit of any excess or payment of any deficiency.

     (e) Lessee shall be responsible for and pay when due all taxes imposed upon or assessed against its personal property by all federal, state, country and all other governmental agencies and authorities whatsoever.

     (f) Lessor and Lessee agree that Lessee's proportionate share shall be thirty five percent (35%) of all such costs and expenses.

     (g) Lessee shall be responsible for and pay when due all costs and expenses associated with any janitorial services provided to the Leased Premises. Lessor shall have no obligation for the cleaning and general maintenance of the interior of the space leased by the Lessee.

     Article VI. Maintenance by Lessor.

     Lessor at its sole cost shall keep or caused to be kept the foundation, roof and structural portions of the walls of the building including the leased premises in good order, repair and condition and major repairs to the electric utility from the exterior of the property of which the leased premises form a part to the service entrance servicing the leased premises, (the interior electrical system shall be the responsibility of the Lessee), plumbing and all repairs to the HVAC system on the exterior of the leased premises (the balancing of said system shall be the responsibility for the Lessee), except for damage thereto due to the acts or omissions of Lessee, its agents, employees or invitees. Lessor shall commence required repairs as soon as reasonably practicable after receiving written notice from Lessee thereof. This provision shall not apply in the case of damage or destruction by fire or other casualty or condemnation or eminent domain, in which events the obligations of Lessor shall be controlled by Articles XX and XXI. Except as provided in this
Article VI, Lessor shall not be obligated to make repairs, replacements or improvements of any kind upon the equipment, merchandise, stock and trade facilities or fixtures in the leased premises, all of which shall be the Lessee's responsibility.

     In the event the Lessor does not timely perform the maintenance or repairs required hereunder, Lessee shall notify Lessor in writing that required maintenance and repair has not been timely performed, and Lessor shall have a reasonable time, according to the nature of the particular maintenance or repaid issue, to commence to cure the required item of maintenance or repair. Lessor's failure to maintain or repair as required under this Agreement shall constitute a material default of Lessor under this Agreement.


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     Article VII. Security Deposit.

     (a) Lessee deposits herewith with Lessor the sum of Three Thousand Five Hundred Dollars ($3,500.00) as security for the prompt, full and faithful performance by Lessee of each and every Provision of this lease and of all obligations of Lessee hereunder. In the event that Lessee is in default, Lessor may use, apply or retain the security deposit for the payment of (i) any rent or other sums of money which Lessee may not have paid or which may become due after the occurrence of a default, or (ii) any sum expended by Lessor on Lessee's behalf in accordance with the provisions of this lease or reason of Lessee's default. The use application or retention of the security deposit by Lessor shall not prevent Lessor from exercising any other rights or remedies provided for hereunder or at law and shall not operate as a limitation on any recovery to which Lessor may otherwise be entitled. The deposit held by Lessor shall be placed in a non-interest bearing account and upon the termination of this lease, any portion of the security deposit which is not applied or retained pursuant to the terms hereof shall be returned to the Lessee.

     (b) If Lessee commits a default hereunder and Lessor applies said deposit or any part thereof to compensate Lessor for loss, cost, damage or expense sustained due to such default, upon Lessor's request, Lessee shall forthwith remit to Lessor cash sufficient to restor said sum to the original sum deposited. Lessee's failure to do so within five (5) days after receipt of a demand therefor shall be a default under this lease.

     (c) Lessor may deliver the funds deposited hereunder to any purchaser of or successor to Lessor's interest in the leased premises and thereupon Lessor shall be discharged from any liability with respect to such deposit.


     Article VIII. Utilities.

     Lessee shall be responsible for and pay when due all charges for use or consumption of electricity (which shall be separately metered), natural gas, telephone, computer access, cable television, and any other utilities used or consumed in or about the leased premises. In no event shall Lessor be liable for any interruption or failure in the supply of any such utilities to the leased premises and in no event shall Lessor be liable for consequential damages.


     Article IX. Conduct of Business by Lessee.

     Lessee shall use the leased premises solely for the offices of First Merchant Bancard Services, Inc., or an entity owned or controlled by Steven Goodrich or James Goodrich unless otherwise agreed to in writing by the Lessor. Notwithstanding Lessor's agreement hereunder, Lessee, First Merchant Bancard Services, Inc. shall remain primarily responsible for the performance of Lessee's obligations under the terms of this agreement.




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       Article X. Signs, Awnings, Canopies, Fixtures, Alterations.

       (a) Except as otherwise provided in this lease, Lessee shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixtures, exterior signs, floor coverings, interior or exterior lighting, plumbing fixtures, shades or awnings or make any changes to the building exterior or grounds without first obtaining Lessor's written approval and consent, which approval and consent shall not be unreasonably withheld or delayed.

       (b) All alterations, decorations, signs, awnings, canopies, fixtures, additions and improvements made by Lessee, or made by Lessor on the Lessee's behalf by agreement under this Lease, shall remain the property of the Lessee for the term of the Lease, or any renewals thereof. Such alterations, decorations, signs, awnings, canopies, fixtures, additions and improvements shall not be removed from the leased premises prior to the end of the term hereof without prior written consent from Lessor or without substitution being made therefor of substantially equal value. Upon expiration of the term hereof, or any renewals thereof, all such alterations, decorations, signs, awnings, canopies, fixtures, additions and improvements shall become the property of the Lessor. Lessor, however, reserves the right to require Lessee to remove all such alterations, decorations, signs, awnings, canopies, fixtures, additions and improvements and to restore the leased premises as provided in Article XI hereof.

       (c) Lessee shall promptly pay all contractors and materialmen, so as to minimize the possibility of a lien attaching the leased premises and should any lien be made or filed, by reason of any contract made or alleged to be made by Lessee, Lessee shall bond against or discharge the same within ten (10) days after written request by Lessor.


       Article XI. Maintenance of Leased Premises.

       (a) Lessee shall at all times keep the interior leased premises including the Baxter Boulevard entrance foyer and stairwell in a clean and orderly manner. In addition, Lessee shall be solely responsible for breakage and damage to windows and glass and shall promptly replace all broken glass, and shall be responsible for the cost of all minor repairs to all electrical, plumbing and HVAC systems serving the leased premises. A minor repair shall be defined as any item not exceeding $300.00 for each such repair.

       (b) At the expiration of the term hereof, Lessee shall surrender the leased premises in generally the same condition as the leased premises were in upon the commencement of this Lease, reasonable wear and tear excepted, and shall surrender all keys for the leased premises to Lessor at the place then fixed for the payment of rent and shall inform Lessor of all combinations on locks, safes, and vaults, if any, in the leased premises. Lessee shall remove any alterations or improvements, as may be directed by the Lessor, before surrendering the leased premises as aforesaid and shall repair any damage to the leased premises caused thereby. Lessee's obligation



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to observe and perform this covenant shall survive the expiration or the termination of the term of this Lease or any renewals thereof.

     (c) Lessee shall be responsible for snow and ice removal from all walkways servicing the leased premises and all parking spaces reserved to the use of the Lessee.

     Article XII. Parking and Common Use Area.

     Common Areas. The parking area, access ways and facilities furnished, or made available by Lessor including landscape areas, retaining walls, utility lines and other areas and improvements provided by Lessor shall at all times be subject to the exclusive management of Lessor, and Lessor shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all common areas. Lessor shall have the right from time to time to change or modify the sizes, locations, shapes and arrangements of entrances, exits and other common areas, provided however, that the changes or modifications do not unreasonably interfere with the conduct of Lessee's business, or reduces the number of parking spaces for use by Tenant, except as provided in Article I of this agreement.

     Article XIII. Utilities and Services.

     Lessee shall not install any equipment which can exceed the capacity of any utility facilities and if any equipment installed by Lessee requires additional utility facilities, the same shall be installed at Lessee's expense in compliance with all code requirements and only upon the prior written approval of Lessor, which approval shall not be unreasonably withheld.

     Article XIV. Hazardous Materials.

     Lessee shall not, without the prior written consent of Lessor, cause or permit knowingly, or unknowingly any hazardous material as defined by all applicable local state and federal statutes, rules or regulations to be brought or remain upon, kept, used, discharged, leaked or emitted in or about or treated at the leased premises. Lessee shall indemnify and hold Lessor harmless from any and all claims, damages, costs or losses incurred by it including its attorney's fees as a result of Lessee's breach of this Article. The indemnification and hold harmless provision shall survive the termination of this Lease Agreement.

     Article XV. Insurance and Indemnity.

     (a) Lessor shall carry public liability insurance on the common areas providing coverage of not less than One Million Dollars ($1,000,000.00) against liability for bodily injury including death and personal injury for any one occurrence and Two Hundred Fifty Thousand Dollars ($250,000.00) property damage insurance or combined single limited insurance in the amount of One Million Dollars ($1,000,000.00). Lessor shall also carry insurance for fire, extended coverage,



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vandalism, malicious mischief and other endorsements deemed advisable by Lessor insuring all improvements on Lessor's property including the premises and all leasehold improvements thereon and appurtenances thereto (excluding Lessee's personal property, trade fixtures, furnishings, equipment, and excluding glass) for the full insurable value thereof, with such deductibles as Lessor deems advisable.

     (b) Lessee shall carry public liability insurance on the premises during the term hereof, covering Lessee and naming Lessor as an additional named insured with companies satisfactory to the Lessor, for limits of not less than One Million Dollars ($1,000,000.00) for bodily injury including death and personal injury for any one occurrence, Two Hundred Fifty Thousand Dollars ($250,000.00) property damage insurance or a combined single limit of One Million Dollars ($1,000,000.00). Lessee's insurance shall provide that Lessor be given a minimum of ten (10) days written notice by the insurance company of cancellation, termination or change in such insurance. Lessee shall carry insurance against fire and a standard "Risk" policy of property insurance protecting against all covered risks or perils of physical loss or damage, including by not limited to sprinkler leakage and plate glass insurance in amounts not less than the actual cost of replacing Lessee's merchandise, equipment, fixtures and furnishings with reasonable deductibles. Lessee shall provide Lessor at Lessor's request, copies of the policies or certificates evidencing that such insurance is in full force and effect. The minimum limits of the comprehensive liability policy of insurance shall in no way limit or diminish Lessee's liability under Article XV(c) hereof.

     (c) Lessee shall indemnify, save harmless and at Lessor's option, defend Lessor, its agents, employees and mortgagee, if any, from and against any and all liability, liens, claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of in anyway connected to Lessee's use, occupancy or control of the premises or Lessee's operations, conduct or activities at the leased premises. The obligations contained in this Article to indemnify Lessor and hold Lessor harmless shall survive the termination of this Lease.

  Article XVI.  Mutual Waiver of Subrogation Rights.

     Lessor and Lessee and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required to be covered hereunder in whole or in part by insurance on the premises or in connection with property on or activities conducted on the premises and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof and evidence such waiver by endorsement to the required insurance policies, provided, that in the case of increased cost, the other party shall have the right within thirty (30) days following written notice to pay such increased cost thereby keeping such release and waiver in full force and effect.

  Article XVII.  Off-Set Statement, Attornment.

     (a) Within ten (10) days after a request therefor by Lessor, or in the event that upon any sale,



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assignment or hypothecation of the leased premises and/or the land thereunder by Lessor an off-set statement shall be required from Lessee, Lessee agrees to deliver a certificate to any proposed mortgagee or purchaser, or to Lessor, certifying (is such be the case) that this Lease is in full force and effect and that there are no defenses or off-sets thereto, or stating those claimed by Lessee.

     (b) Upon request of Lessor, Lessee will subordinate its right hereunder to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, provided, however, that the subordination of this Lease to any such mortgage, shall, in any event, be subject to the commitment and agreement of such mortgagee, for so long as Lessor shall not be in default hereunder, to recognize and permit quiet enjoyment by Lessee in the event of entry and/or foreclosure. Lessee shall in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale of any mortgage made by Lessor covering the leased premises, attorn to the mortgagee or any purchaser upon any such foreclosure or sale and recognize such mortgagee or purchaser as Lessor hereunder and no entry under any such mortgage, or other security indenture or sale for the purpose of foreclosing the same or repossessing or other action pursuant to said mortgage or other security indenture, shall be regarded as an eviction of Lessee, or its successors and assigns, constructive or otherwise, or give the Lessee or any successor or assigns of the Lessee any rights to terminate this Lease, provided that such mortgage shall be subject to the above-mentioned commitment and agreement.

     Article XVIII. Assignment and Sub-Letting.

     Lessee will not assign this Lease in whole or in part, nor sub-let all or any part of the leased premises, without the prior written consent of Lessor in each instance which consent shall not be unreasonably withheld or delayed. The consent by Lessor to any assignment or sub-letting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or sub-letting. If this Lease be assigned, or if the leased premises or any part thereof be sub-let or occupied by anyone other than Lessee, and if Lessee is in default, Lessor may collect the rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein.

     Any assignment (a) as to which Lessor has consented; or (b) which is required by reason of final non-appealable order of a court of competent jurisdiction; or (c) which is made by reason of and in accordance with the provisions of any law or statute including without limitation the laws governing bankruptcy, insolvency or receivership shall be subject to all terms and conditions of this Lease and shall not be effective or deemed valid unless at the time of such assignment:

     (a) Each assignee or sublessee shall agree in a written statement satisfactory to Lessor to assume and abide by all of the terms and provisions of this Lease including those which govern the permitted uses of the premises described in Article IX herein; and

     (b) Each assignee or sublessee has submitted a current financial statement in such form as is acceptable to Lessor in order to assure the future performance by such assignee or sublessee of


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Lessee's obligations hereunder, and

     (c) Lessee shall pay Lessor an assignment fee as reimbursement to Lessor for administrative and legal expenses incurred by Lessor in connection with any such assignment or subletting. The assignment fee initially will be Five Hundred Dollars ($500.00) and shall increase by Fifty Dollars ($50.00) at the end of each full lease year of a lease term.

     Article XIX. Governmental Regulations.

     Lessee shall faithfully observe in the use of the leased premises all municipal and county ordinances and state and federal statutes, rules and regulations now in force or which may hereafter be in force, and further shall apply for and receive all permits, licenses and authorizations from any such authority in advance of operating its business at the leased premises.

     Article XX. Destruction of Leased Premises.

     If the leased premises shall be damaged by fire or other casualty, and are thereby rendered untenantable, Lessor may, but shall not be required to, cause such damage to be repaired within sixty (60) days after the occurrence of such damage, and the rent shall be abated. If the leased premises shall be rendered wholly untenantable by reason of such occurrence, either the Lessee or Lessor may, at their option, terminate this Lease and the tenancy hereby created by giving to the other within thirty (30) days following the date of such occurrence written notice of an election to do so. If by reason of such occurrence, the leased premises shall be rendered untenantable only in part, Lessor, shall at its own expense, cause such damage to be repaired and the rent shall be proportionately abated, however, Lessor's obligation to effect such repairs shall be limited to the extent of the insurance proceeds available to Lessor as a result of said occurrence.

     Article XXI. Eminent Domain.

     (a) If the whole of the leased premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or shall be acquired by private purchase in lieu thereof, then the term of this Lease shall cease and terminate as of the date of such taking or purchase and all rentals shall be paid up to that date and Lessee shall have no claim against the Lessor nor the condemning authority for the value of any unexpired term of this Lease, nor shall be Lessee have any right to claim and recover from the condemning authority or from Lessor, such compensation or damages as may be separately awarded or recoverable by Lessee, or attributable to Lessee on account of any and all damage to Lessee's leasehold improvements, fixtures or business by reason of the condemnation and for or on account of any costs or loss suffered by Lessee in removing Lessee's merchandise, furniture, fixtures, leasehold improvements and equipment.

     (b) If any part of the leased premises shall be acquired or condemned or purchased as aforesaid and in the event that such partial taking or condemnation or purchase shall render the leased premises unsuitable for the business of Lessee, then the term of this Lease shall cease and

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terminate as of the date of such taking or purchase. In the event of a partial taking or condemnation which is not extensive enough to render the premises unsuitable for the business of Lessee, the Lessor shall promptly restore the leased premises to a condition comparable to its condition at the time of such condemnation or purchase less the portion lost in the taking or purchase, and this Lease shall continue in full force and effect. If, during the course of such restoration, Lessee is deprived of the use of any or all of the leased premises, the rent shall be abated during the period of deprivation in proportion to the part of the premises made untenantable.

       Article XXII. Default of the Lessee.

       Default. The occurrence of any one or more or the following events shall constitute a default hereunder by Lessee:

       (a) The failure by Lessee to make any payment of base rent or additional rent or any other payment required hereunder, as and when due, where such failure shall continue for a period of twenty (20) days after the same shall be due, shall give Lessor the right to assess a late payment fee of four percent (4%) of the base rent and any additional rent due for each month in which payment is not made within twenty (20) days from the time such payment is due.

       (b) The vacating or abandonment of the premises. Lessee shall be deemed to have abandoned the premises if the premises remains substantially vacant or unoccupied for a period of thirty (30) days.

       (c) The failure by Lessee to observe or perform any of the express or implied covenants of this lease to be observed or performed by Lessee where such failure shall continue for a period of more than thirty (30) days after written notice from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said thirty (30) day period, diligently prosecutes such cure to completion, and completes such cure no later than sixty (60) days from the date of such notice from Lessor.

       (d) The failure by Lessee to pay its debts as they become due, or Lessee becomes insolvent or bankrupt or files and debtor proceeding or has taken against Lessee in any court pursuant to any statute either in the United States or any state, a petition in bankruptcy or insolvency or for the reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property or if Lessee makes an assignment for the benefit of creditors or petitions for or enters into an arrangement or Lessee suffers this lease to be taken under a writ of execution, then Lessor in addition to any other rights or remedies it may have, shall have the right to immediate right of re-entry and remove all persons and property from the leased premises and such property may be removed and stored at the cost of and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. In the event of re-entry by Lessor under subparagraph



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(d) of this article XXII, Lessor shall use reasonable diligence in finding another new tenant for the demised premises in order to mitigate damages and rentals. Upon any such re-letting, all rentals received by Lessor from such re-letting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any costs and reasonable expenses of such re-letting, including brokerage fees and allowable attorney's fees and of costs of any reasonable alterations and repairs as may be necessary in order to re-let the premises; and third, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. If such rental received from such re-letting during any months be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention to terminate be given to Lessee which right Lessor expressly reserves to itself, its successors and assigns. Should this Lease be terminated, in addition to other remedies it may have, Lessor may recover from Lessee all damages it may endure by reason of the breach under which this Lease is terminated, including the cost of recovering the leased premises, reasonable attorney's fees to the fullest extent allowed by Maine law and including the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term, all of which amounts shall be immediately due and payable from Lessee to Lessor.

     Article XXIII. Access of Lessor.

     Lessor shall have reasonable access to the leased premises for the purpose of examining the same, or to make any repairs or reconstruction deemed necessary by Lessor, and showing the premises to prospective tenants, but the making of such repairs or reconstructions or such examination shall not unduly interfere with the Lessee's use of the leased premises nor the conducting of Lessee's business thereon.

     Article XXIV. Successors.

     All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective successors and assigns of the said parties. No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee has been approved by Lessor in writing.

     Article XXV. Lessor's Covenant of Quite Enjoyment.

     Upon payment by Lessee of the rents herein provided and upon the observance and performance of all the covenants, terms and conditions of Lessee's part to be observed and performed, Lessee shall peaceably and quietly hold and enjoy the leased premises for the term hereof without hindrance or interruption by Lessor.

     Article XXVI. Miscellaneous.


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
     (a) Accord and Satisfaction.

     Lessor is entitled to accept, receive and deposit any payment made by Lessee for any reason or purpose or in any amount whatsoever and apply the same at Lessor's option to any obligation of Lessee and the same shall not constitute payment of any amount owed except that to which Lessor has applied the same. No endorsement or statement on any check or letter of Lessee shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of such check or payment shall be without prejudice to Lessor's right to recover any and all amounts owed by Lessee hereunder and Lessor's right to pursue any other available remedy.

     (b) Entire Agreement.

     There are no representations, covenants, warranties, promises, agreements, conditions or undertakings oral or written between Lessor and Lessee other than herein set forth. Except as herein otherwise provided no subsequent, alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless in writing and signed by them.

     (c) Notices.

     All notices from Lessee to Lessor required or permitted by any provision of this Lease Agreement shall be directed to Lessor as follows:

               William C. Rowell Family Limited Partnership
               122 Codman Street
               Portland, ME 04103


     All notices from Lessor to Lessee required or permitted hereunder shall be directed as follows:

               Stephen Goodrich, President
               First Merchant Bancard Services, Inc.
               303-315 Forest Avenue
               Portland, ME 04101

     All notices to be given hereunder by either party shall be written and sent by certified mail, postage prepaid or delivered in hand at the address set forth above. Either party may, at any time or from time to time, notify the other in writing of a substitute address for that set forth above.

     (e) Limitation of Liability.

     Anything to the contrary herein contained, notwithstanding, there shall be absolutely no




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



personal liability on persons, firms or entities who constitute Lessor with respect to any of the terms, covenants, conditions and provisions of this Lease, and Lessee shall, subject to rights of any first mortgagee, look solely to the interest of Lessor, its successors and assigns in Lessor's premises at 303-315 Forest Avenue, Portland, Maine and/or to such coverage as may be provided by Lessor's insurance carrier, for the satisfaction of each and every remedy of Lessee in the event of default by Lessor hereunder. This provision shall in no way be construed to permit Lessee to become a third party beneficiary under Lessor's insurance contract.

     (f) Partial Invalidity.

     If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     (g) Applicable Law.

     This Lease shall be construed and enforced in accordance with the laws of the State of Maine.

     (h) Mortgagee's Approval.

     If any mortgagee of the Lessor's premises requires any modification of the terms and provisions of this Lease as a condition to such financing, then Lessor shall have the right to cancel this Lease if Lessee fails or refuses to be approved and execute such modifications within thirty (30) days after Lessor's request therefor, provided that said request is made at least thirty (30) days prior to the delivery of possession. Upon such cancellation by Lessor, this Lease shall be null and void and neither party shall have any liability either for damages or otherwise to the other by reason of such cancellation. In no event, however, shall Lessee be required to agree and Lessor shall not have any right of cancellation for Lessee's refusal to agree to any modification of the provisions of this Lease relating to: The amount of rent or other charges reserved herein, the size and/or location of the premises, the duration and/or commencement date of the Lease term; or reducing the improvements to be made by Lessor to the demised premises prior to delivery of possession.

     (i) Holdover.

     If Lessee holds over in occupancy of the leased premises after the expiration of the term, Lessee shall become a tenant at sufferance only on a month to month basis subject to the terms and conditions herein specified, so far as applicable. Lessee shall pay rent during the holdover period, at a base rental rate equal to one and one-half (1-1/2) the base rent in effect at the end of the term, plus the amount of Lessee's share of expenses then in effect. Lessee shall also be liable for all damages sustained by Lessor on account of such holding over.


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



     IN WITNESS WHEREOF, Lessor and Lessee have signed and sealed this Lease as of the day and year first above written.

Signed, Sealed and Delivered
  in the presence of


                                    WILLIAM C. ROWELL FAMILY LIMITED PARTNERSHIP




/s/ LISA SMITH                               /s/ MARGARET O. ROWELL
--------------------------------         By: -----------------------------------
Witness                                       Margaret O. Rowell, ITS
                                              General Partner

                                          FIRST MERCHANTS BANCARD SERVICES, INC.


/s/ SIGNATURE ILLEGIBLE                      /s/ STEPHEN GOODRICH
--------------------------------         By: -----------------------------------
Witness                                       Stephen Goodrich, Its President



STATE OF MAINE
CUMBERLAND, ss.


     Personally appeared the above-named Margaret Rowell, or William C. Rowell Family Limited Partnership and acknowledged the foregoing instrument to be his free act and deed in his capacity and the free act and deed of William C. Rowell Family Limited Partnership.

     Before me,




                                             /s/ LISA SMITH
                                             -----------------------------------
                                             Notary Public
                                             Commission Expires: June 26, 2002


STATE OF MAINE
CUMBERLAND, ss.                                                           , 1999


     Personally appeared the above-named Stephen Goodrich, President of First Merchants Bancard Services, Inc. and acknowledged the foregoing instrument to be his free act and deed in his capacity and the free act and deed of First Merchants Bancard Services, Inc.

     Before me,



                                       /s/ CHRISTINE S. BOYD
              [SEAL]                   -----------------------------------------
                                       Notary Public
                                       My Commission Expires: September 28, 2001



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